CONVERTIBLE LOAN AGREEMENT

      This Agreement is made and entered into as of this 29th day of January 2003 by and between Commtouch Software Ltd. (the "Company"), a company organized under the laws of the State of Israel, with offices located at 1A Hazoran St., Netanya, Israel and the lenders listed in the attached hereto Exhibit "A" (each, a "Lender", and collectively, the "Lenders").

      Whereas, the Lenders and Company are interested in having Lenders provide to the Company a convertible loan, under the terms and conditions set forth in this Convertible Loan Agreement (the "Agreement") and in the Promissory Note.

      Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto expressly agree as follows:

  1.         Definitions

                  "Agreement Date" means the date of this Agreement, as set forth above in the preamble to this Agreement.

     "Closing" shall have the meaning ascribed to such term in Section 4 hereof.

    "Collateral" means the property described in the Debenture, and all other property now existing or hereafter acquired which may at any time be or become subject to a security interest in favor of the Lenders or the Collateral Agent pursuant to the Debenture or otherwise.

    "Collateral Agent" shall means XDL Capital Corp.

    "Collateral Agency Agreement" shall mean a Collateral Agency Agreement among the Lenders, the Company, the U.S. Subsidiary and the Collateral Agent, in the form attached hereto as Exhibit "I".

    "Commission" shall mean the Securities and Exchange Commission.

    "Company Security Agreement" shall mean a Security Agreement between the Company and the Collateral Agent in the form attached hereto as Exhibit "H".

                "Conversion" shall have the meaning ascribed to such term in the Promissory Note.

                "Debenture" shall mean the debenture issued to Lenders in the form attached hereto as Exhibit "C".

    "Effective Date"shall mean the date the Registration Statement of the Company covering the Shares acquired herein upon Conversion and the Shares issuable upon exercise of the Warrants is declared effective by the Commission.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Guaranty" shall mean a Guaranty made by the U.S. Subsidiary in favor of the Lenders in the form attached hereto as Exhibit "F".

    "Lender Majority" shall mean those Lenders who have lent collectively to the Company over 50% of the Loan Amount.

    "Loan" shall have the meaning ascribed to such term in Section 3.1.

    "Loan Amount(s)" shall mean the principal amount(s) of the Loan advanced by Lenders to the Company under this Agreement.

    "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company to repay the Loan, or otherwise perform its obligations under this Agreement and the agreements and instruments ancillary hereto, or (iii) the attachment, perfection, or priority of the Lenders' security interests in the Collateral or the value of the Collateral.

    "Patent and Trademark Security Agreement" shall mean a Patent and Trademark Security Agreement between the U.S. Subsidiary and the Collateral Agent in the form attached hereto as Exhibit "J".

    "Permitted Transferee" means, with respect to a Lender, any entities controlled by, controlling or under common control with such Lender or if the Lender is a partnership, any partners, former partners or affiliated partnerships managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company.

    "Pro Rata Share" means, as to any Lender at any time, such Lender's funded portion of the Loan Amount divided by all Lenders' funded portions of the Loan Amount.

    "Promissory Note" shall mean promissory notes issued to Lenders in the form attached hereto as Exhibit "B".

    "Registrable Securities" shall have the meaning ascribed to such term in Section 7.2.

    "Registration Statement" shall have the meaning ascribed to such term in Section 7.2.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Shares" shall mean the Ordinary Shares of the Company, including those that may be issued hereunder.

    "Trading Day" shall mean (a) any day on which the Ordinary Shares are traded on the Nasdaq SmallCap or National Market, or (b) if the Ordinary Shares are not then listed or quoted for trading on the Nasdaq SmallCap or National Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

    "Transaction Document" shall have the meaning ascribed to such term in Section 12.

    "U.S. Subsidiary" means Commtouch, Inc., a California corporation.

    "U.S. Subsidiary Security Agreement" shall mean a Security Agreement between the U.S. Subsidiary and the Collateral Agent in the form attached hereto as Exhibit "G".

    "Warrants" shall have the meaning ascribed to such term in Section 3.4.

  2.         Exhibits

              The following exhibits are attached hereto and incorporated herein by reference:

            a.       Exhibit "A" - Names of Lenders and Loan Amounts

b.       Exhibit "B" - Form of Promissory Note

c.       Exhibit "C" - Form of Debenture

d.       Exhibit "D" - Form of Warrant

e.       Exhibit "F" -  Form of Guaranty

f.        Exhibit "G" - Form of U.S. Subsidiary Security Agreement

g.       Exhibit "H" - Form of Company Security Agreement

h.       Exhibit "I" -   Form of Collateral Agency Agreement

i.         Exhibit "J" -   Form of Patent and Trademark Security Agreement.

j.         Exhibit "K" - Opinion of Israeli Counsel to the Company

k.       Exhibit "L" -  Opinion of US Counsel to the Company

l.         Exhibit "M" Form of Second Tranche Notice

  3.         The Loan and Warrant Coverage

              3.1        Each Lender severally agrees, on the terms and conditions hereinafter set forth, to  provide the Company with a Loan in the amounts set forth next to the Lender's name in Exhibit "A" hereunder, which shall total together with all Lenders a Loan Amount of up to $1,250,000 (one million two hundred fifty thousand United States Dollars) in two tranches, with the first tranche being not less than $300,000 (three hundred thousand United States Dollars) and not more than $500,000 (five hundred thousand United States Dollars) ("first tranche"), and the second tranche being not less than $450,000 (four hundred fifty thousand United States Dollars) and not more than $750,000 (seven hundred fifty thousand United States Dollars)("second tranche"), pursuant to the terms described in Section 3.2 below. The Loan Amount shall bear interest at a rate of ten percent (10%) per annum, compounded annually. All computations of fees and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.  Interest payments shall be calculated annually in arrears at the end of each calendar year or such shorter period in accordance with this Agreement. The Loan proceeds shall be utilized by the Company for working capital and general corporate needs.

            3.2 Subject to the conditions of this Section 3.2, the Loan will be funded in a maximum of two tranches as follows:

  a.         The first tranche of will be paid by the Lenders by wire transference to the Company within three (3) business days of the First Closing (defined below), in accordance with the respective amounts set forth in Exhibit A attached hereto.  The firm first tranche Loan Amount shall be determined by no later than February 28, 2003, unless otherwise extended by the Company and Lender Majority in writing.  Until that time, the Company shall be entitled to add new Lenders to this Agreement in order to finalize the amount of the first tranche and thereby set the firm amount of the second tranche, pursuant to the terms set forth in Section 3.1 above.  Despite the above, the First Closing date may occur prior to February 28 pursuant to Section 4.1, with additional closings of the first tranche occurring as new lenders are added after the First Closing.

  b.         The second tranche shall be funded at the discretion of the Lenders (subject to Section 3.3 below). If Lenders decide to fund the second tranche, the respective second tranche Loan Amounts must be delivered to the Collateral Agent or a Lender Majority designee on or prior to the third (3rd) business day from delivery of a Second Tranche Notice (the "Second Tranche Deadline"), as defined under Section 4.4 below.

          3.3        If the Lender Majority has determined to fund the second tranche of the Loan, all Lenders must transfer their respective portions of the second tranche Loan Amount by no later than the Second Tranche Deadline.  Without derogating from any other rights that the Company may have hereunder or by law relating to breach of this Agreement, the failure of any Lender to fund the second tranche of the Loan (such Lender, a "Defaulting Lender"), following receipt of a written notification from the Lender Majority of its decision to fund the second tranche or its funding of the second tranche, shall result in the automatic forfeiture of all of such Defaulting Lender's rights and interests under this Agreement. In such event of forfeiture, the remaining Lenders (the "Non-Defaulting Lenders") shall have a right of first refusal to provide its pro-rata portion of the second tranche of the Loan not funded by the Defaulting Lender(s) (the "Shortfall").   For the purposes of such rights of first refusal, a Non-Defaulting Lender's pro-rata portion is determined by multiplying the amount of the Shortfall, by a fraction, the numerator of which is the aggregate Loan Amount funded by each Non-Defaulting Lender, and the denominator of which is the aggregate Loan Amount funded by all Non-Defaulting Lenders.  Notwithstanding the aforesaid, the Non-Defaulting Lenders may unanimously agree amongst themselves as to a different allocation of the Shortfall. The Company shall provide notice of the availability of this right of first refusal by no later than five (5) days as from the Second Tranche Deadline and, notwithstanding any other provisions to the mail in this Agreement, the Company may provide this notice by confirmed email and/or confirmed fax.  Non-Defaulting Lenders willing to exercise the right of first refusal must indicate their intentions by return email or fax to the Company by no later than the close of business two (2) business days following receipt of the Company's above-stated notice.  By the close of business two (2) business days following the date for receipt of the Non-Defaulting Lenders notice, the Company will issue instructions by email or fax to each Non-Defaulting Lender that has exercised its rights of first refusal, advising of the amounts of additional Loan that each is obliged to transfer to the Company. Such amounts shall be transferred to the Company within four (4) business days following the date of the instructions. In addition to the rights of each Non-Defaulting Lender hereunder relating to the portion of the Shortfall they elect to provide, it shall receive proportionate rights (i.e. equivalent to its relative proportion of the aggregate Shortfall being provided by all Non-Defaulting Lenders) in the first tranche of the Loan provided by the Defaulting Lender(s), as if such Non-Defaulting Lender has funded such amount itself, with the Defaulting Lender(s) losing their rights to an identical amount of the first tranche of the Loan. For purposes of effecting the transfer of rights and obligations of a Defaulting Lender hereunder, each Lender hereby grants to the Company an irrevocable power of attorney to execute all documents and take all necessary actions on its behalf if it becomes a Defaulting Lender.  Should the Non-Defaulting Lenders not exercise their right of first refusal in full within the allotted time, the first tranche of the Loan provided by a defaulting Lender, equivalent to the portion of the Shortfall not provided, shall be deemed a gift to the Company, and each Lender (who becomes a Defaulting Lender) voluntarily waives any rights it may possess to contest such classification.

3.4        The obligations of the Lenders hereunder are several.  The failure of any Lender to carry out its obligations hereunder shall not relieve any other Lender of any obligation thereunder, nor shall any Lender be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder.  Nothing contained herein shall be deemed to cause any Lender to be considered a partner of or joint venturer with any other Lender or Lenders, the U.S. Subsidiary or the Company.

  3.5        Concurrent with the payment of a Loan Amount to the Company as aforementioned, the Company shall issue to each of the Lenders warrants in the form attached hereto as Exhibit "D" (the "Warrants", each a "Warrant") to purchase up to:

a.         such number of Shares of the Company (rounded up to the nearest  whole Share) determined by dividing the Shares to be issued to Lender upon Conversion of its Loan Amount by three (s), at a Warrant price of $0.25 per Share, plus

b.         such number of Shares of the Company (rounded up to the nearest  whole Share) determined by dividing the Shares to be issued to Lender upon Conversion of its Loan Amount by three (3), at a Warrant price of $0.33 per Share, plus

c.         such number of Shares of the Company (rounded up to the nearest  whole Share) determined by dividing the Shares to be issued to Lender upon Conversion of its Loan Amount by three (3), at a Warrant price of $0.50 per Share.

By way of example, if $500,000 were advanced, it would convert into 2,000,000 shares. Therefore, whether or not conversion occurs, warrants to purchase an additional 2,000,000 shares would be created, for 666,666, 666,667 and 666,667 shares, at prices of .25c, .33c and .50c respectively.

Each Lender shall be issued three separate Warrants, for each of (a), (b) and (c) above. The exercise price per Share under each Warrant shall be as indicated in (a) through (c) above. Furthermore, each Lender shall be entitled to warrants to purchase  additional Shares based on the interest accrued on the relevant Loan Amount ("Additional Warrant Shares").  The amount of Additional Warrant Shares which may be purchased in respect of the interest which has accrued in any given year (or such shorter period as may be applicable), shall be calculated in the manner specified in sub-section (a) through (c) above, but with the interest accumulated on the Loan Amount through each such anniversary date (or such shorter period as may be applicable) being substituted for the Loan Amount in each such calculation. For purpose of clarification and as an example only, interest accrued in the first year and in respect of which Additional Warrant Shares may be purchased will not be utilized in computing subsequent issuances of Additional Warrant Shares for interest. For the avoidance of doubt, no further Additional Warrant Shares shall accrue for a Lender on principal and interest following Conversion by that Lender. Within thirty days of the each anniversary of the Closing, the Company shall issue each Lender a warrant certificate in the form attached as Exhibit D with respect to the number of Additional Warrant Shares which it has the right to purchase hereunder. Notwithstanding anything else in this paragraph the exercise price per Additional Warrant Share shall be $0.25 for the Additional Warrant Shares accrued in the first year from the Closing, $0.33 for the Additional Warrant Shares accrued in the second year from the Closing, and $0.50 for the Additional Warrant Shares accrued in the third year from the Closing. That is, the Additional Warrant Shares in any year are not divided into three sets of warrants exercisable at vary prices, but shall all have the price appropriate for that year.

All Warrants shall have a term of five (5) years as from the date of issuance of the applicable Warrant.

For the avoidance of doubt, the term Warrant, as used herein shall be deemed to include Warrants issued for the purchase of Additional Warrant Shares.

3.6        The Company shall make each payment hereunder and under the Notes, unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense.  Each payment shall be made on the day when due to each Lender in United States Dollars and in same day funds, or such other funds as shall be separately agreed upon by the Company and the Lenders, in accordance with the Lenders' payment instructions.

3.7        Payment in United States Dollars of all amounts due under the Transaction Documents is of the essence, and Dollars shall be the currency of account in all events.  The payment obligations of Company under any Transaction Document shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to Lenders or the Collateral Agent, as the case may be, under normal banking procedures (after premium and costs of exchange) does not yield the amount of Dollars due under such Transaction Document.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), the rate of exchange used shall be that at which in accordance with normal banking procedures a Lender or the Collateral Agent, as the case may be, could purchase Dollars with the Other Currency on business day preceding that on which final judgment is given.  The obligation of Company in respect of any such sum due from it to a Lender or the Collateral Agent, as the case may be, under such Transaction Document shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the business day following receipt by Lender of any sum adjudged to be so due in the Other Currency, such Lender or the Collateral Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars with the Other Currency; if the Dollars so purchased are less than the sum originally due to such Lender or the Collateral Agent, as the case may be, in Dollars, Company agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify such Lender or the Collateral Agent, as the case may be, against such loss, and if the Dollars so purchased exceed the sum originally due to such Lender or the Collateral Agent, as the case may be, in Dollars, such Lender or the Collateral Agent, as the case may be, agrees to remit to Company such excess.

3.8        Except as otherwise provided in this Agreement or the Notes, each borrowing hereunder, each payment (including each prepayment) by the Company on account of the principal of and interest on the Notes shall be made ratably in accordance with the respective Pro Rata Shares of the Lenders.

4.         Conditions to Closing of Loan

              4.1        Subject to fulfillment of the conditions set forth in Sections 4.2 and 4.3 below, the First Closing shall occur on or about February 14, 2003 or such other date as may be mutually agreed upon by the Company and the Lender Majority (the "First Closing"). If the First Closing has not occurred  by the later of ninety (90) days from the Agreement Date, or March 31, 2003, due to the non-fulfillment of any of the conditions set forth in Section 4.2 below, unless extended by the Lender Majority at their sole option, the Lenders' obligations to effect such Loan shall terminate, and this Agreement shall terminate with no further obligation of any of the parties.

          4.2        Without derogating from the discretionary powers of the Lender Majority in relation to the funding of the second tranche of the Loan, as detailed above, the First Closing hereunder is subject to the satisfaction of each of the following conditions precedent, any of which may be waived in whole or in part by the Lender Majority (on behalf of the Lenders):

              a.         The representations and warranties made by the Company in this Agreement, shall be true when made, and shall be true and correct at the date of the First Closing with same force and effect as if they had been made and as of the same date and no Event of Default  (as defined in the Notes) shall exist.

  b.         Approval by the Board of Directors of the Company and the U.S. Subsidiary of the transactions contemplated hereunder, evidence of which shall have been provided to the Lender Majority.

  c.            (i) Approval by the Office of the Chief Scientist ("OCS") and the Investment Center of the Ministry of Industry and Trade of the State of Israel of the transactions contemplated hereunder, together with such other agreements as the Lenders shall reasonably require to ensure that the Lenders enjoy full rights with respect to the Collateral (subject to the rights of the Chief Scientist under the Law for the Encouragement of Industrial Research and Development, 5744-1984 (as amended) and the regulations promulgated thereunder (the "R&D Law")), evidence of which shall have been provided to the Lender Majority; and (ii) an updated status report (estoppel certificate) from the OCS dated  as close to the First Closing as possible indicating that (A) the DIAMOND MASSAGING PLATFORM project (file)  No. 27173 is an active project; and (B) that the amount of the grant to be repaid on the aforementioned project is no more than $784,000 plus linkage and interest.

  d.         Waiver by any holder of anti-dilution or preemptive rights of such rights with respect to the Conversion and Warrants, evidence of which shall have been provided to the Lender Majority. Notwithstanding the aforementioned, no such waiver shall be required with respect to the warrant issued to Go2Net, Inc. (now known as Infospace) in July 1999 in the sum of 1,136,000 Shares.

  e.         The Company or the U.S. Subsidiary, as the case may be shall have delivered by fax executed copies of the following documents to the Lenders: (i) a Promissory Note, in the name of each Lender, in respect of the Loan Amount funded by each such Lender; (ii) the Debenture; (iii) a Warrant in the name of each Lender; and (iv) each other Transaction Document contemplated hereby.  For purpose of clarification, provided that all other First Closing conditions have occurred, originals of the above-stated documents shall be mailed to Lenders concurrent with the faxing of the executed copies.

  f.          All covenants, agreements and conditions contained in and contemplated by this Agreement, to be performed on or prior to the First Closing shall have been performed or complied with in all material respects.

g.         An executed opinion from Israeli counsel to the Company, dated as of the First Closing, in the form attached hereto as Exhibit K.

  h.         An executed opinion from internal U.S. counsel to the U.S. Subsidiary, dated as of the First Closing, in the form attached hereto as Exhibit L.

  i.          The Lenders shall have received evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Collateral Agent or the Lenders, a perfected security interest in the Collateral as contemplated by the Debenture, the Company Security Agreement and the Patent and Trademark Security Agreement, in first priority, subject to the terms thereof.

  In each case where evidence is to be provided, it shall be in form and content satisfactory to the Lender Majority, acting reasonably and in good faith.

  4.3        RESERVED.

  4.4        The second tranche of the Loan (if funded by the Lenders at their sole discretion, in such amounts as determined in accordance with Section 3.3 above), shall be transferred to the Company by the Collateral Agent or Lender designee at a closing which shall occur no later than seventy-five days (75) following the receipt by the Company of an irrevocable notice in the form attached as Exhibit M signed by all of those Lenders advising of their desire to close the second tranche funding (the "Second Tranche Notice"), which Second Tranche Notice shall be provided by the later of twenty-one (21) days following the First Closing or February 28, 2003 (the "Second Closing"),   with such closing being subject to the satisfaction of the Lender Majority that each of the following conditions precedent, any of which may be waived in whole or in part by the Lender Majority (on behalf of the Lenders), have been fulfilled:

  a.         approval of the board of directors and shareholders of the Company of any necessary increase in the authorized share capital of the Company (in an amount as determined by the Board of Directors of the Company), which amount shall provide for an adequate reserve of Shares for issuance upon Conversion and exercise of the Warrants relating to the second tranche funds advanced by the Lenders, and (whether or not the authorized share capital needs to be increased) any necessary approval by the shareholders of the Company of the second tranche funding (including disclosure as part of the materials relating to the vote, of as much information as is necessary to ensure compliance with NASDAQ or SEC regulations);

  b.         the representations and warranties made by the Company in this Agreement, shall be true when made, and shall be true and correct at the date of the Second Closing with same force and effect as if they had been made and as of the same date and no Event of Default  (as defined in the Notes) shall exist;

  c.         the Company shall have sent by fax to the relevant Lenders the documents listed in Section 4.2(e) reflecting the second tranche of the loan (including any rights of Defaulting Lenders to which Non-Defaulting Lenders are entitled) and crediting the same to the relevant Lender; and

d.         the Company shall, in a manner satisfactory to the Collateral Agent, provide for and perfect the security interests in the second tranche funds in a manner identical to the security interests in the first tranche funds.

  The parties agree  that, in relation to Section 4.4c above and provided that all other conditions for the Second Closing have occurred, concurrent with the sending by fax of the subject documents described therein, original executed copies of such documents shall be sent to the relevant Lenders.

    4.5        In the event of the exercise by Non-Defaulting Lenders of their rights of first refusal pursuant to Section 3.3 above, such Non-Defaulting Lenders will receive the same documents and be entitled to the same closing conditions as set forth in Section 4.4 above.

  4.6        The Company undertakes to take all reasonable steps in a timely fashion subsequent to the signing of this Agreement to achieve the approval of necessary Boards of Directors and/or shareholders prior to Closing. The Company shall make best efforts to encourage its directors, officers and founder shareholders, in their capacities as shareholders, to vote in favor of the transaction, and shall use commercially reasonable efforts to persuade all shareholders to vote in favor of the transaction. Carolyn Chin, Nahum Sharfman, Amir Lev and Gideon Mantel shall agree in writing, at the time of signing of this Agreement, to support the transaction, as shareholders of the Company and to notify other shareholders of this support.

            5.         Conversion.

      The rights and obligations of the parties with respect to a Conversion shall be as set forth in the Promissory Note.

            6.         Reservation of Shares.

             The Company agrees, at all times prior to a Conversion and subject to shareholder approval of an increase in authorized share capital as detailed in Section 4.2(b), to have sufficient authorized share capital to allow full Conversion of the outstanding Loan Amount and interest accrued thereon, and full exercise of the Warrants, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and clear of all pre-emptive rights. The Shares represented by each and every Conversion, and exercise of Warrants hereunder shall, at the time of such issuance, be validly issued and outstanding, fully paid and non-assessable.

  7.         Registration of Shares

7.1        The Lenders comprising not less than the Lender  Majority shall have one demand right to have the Shares issued upon Conversion and/or exercise of Warrants registered by the Company with the Commission.  Said demand right shall be in effect until three (3) months following the third anniversary of the last applicable Warrant issuance date.  No demand served on the Company shall be effective until at least the Lender Majority has effected a Conversion.

7.2        Following receipt of a demand in accordance with Section 7.1 above, the Company will file as soon as commercially practicable a registration statement, on an applicable form, with the Commission (the "Registration Statement"), for non-underwritten resale into the open market of the Shares issued or issuable any to Lender hereunder upon conversion or exercise of the Warrants (the "Registrable Securities").  Once filed, the Company shall take all reasonable measures to cause such Registration Statement registering the Registrable Securities to be declared effective. The Company will notify the Lenders and the Company's transfer agent of the effectiveness of the Registration Statement within ten  (10) Trading Days of such event.

    7.3          The Company will maintain the Registration Statement effective under the Securities Act until the earlier of (i) the date that all of the Shares issued or issuable to the Lenders hereunder have been sold pursuant to such Registration Statement (ii) the date the Lenders receive an opinion from counsel to the Company, which counsel shall be reasonably acceptable to the Company, that such Shares may be sold under the provisions of Rule 144 without limitation as to volume, (iii) the date that all such Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restrictive legend or (iv) forty-eight (48) months from the Effective Date.

    7.4           The Company shall notify the Lenders, by way of written notice to the Lenders, at least fifteen (15) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford Lender an opportunity to include in such registration statement all or any part of the Shares issued or issuable upon Conversion or exercise of  the Warrants to such Lender, provided that at such time of the filing of the registration statement at least the Lender Majority shall have effected a Conversion.  If the Lenders desire to include in any  such registration statement all or any part of such Shares, such Lenders  shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Shares that such Lender wishes to include in such registration statement.  If any Lender decides not to include all of the Shares reserved for issuance thereto in any registration statement thereafter filed by the Company, such Lender shall nevertheless continue to have the right to include any such Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The Company will cooperate with the Lenders to facilitate their distribution of Shares pursuant to any such registration statement.

    7.5           All expenses incurred by the Company in complying with Section 7.2 and Section 7.4 (other than the underwriter's discounts and commissions), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws (except for blue sky expenses required by law to be borne by the Lenders), expense allowances of the underwriters, printing expenses, fees and disbursements of counsel or other advisors to the Company, and of the accountants to Company, are herein called "Registration Expenses." All fees and expenses of counsel for any selling Lender and all underwriting discounts and commissions applicable to the eligible securities covered by any such registration of Shares issued or issuable to the Lenders, are herein called "Selling Expenses." The Company shall pay all Registration Expenses in connection with each registration pursuant to Section 7.2 and Section 7.4.  All Selling Expenses and blue sky expenses required by law to be borne by Lenders in connection with each registration pursuant to Section 7.2 and/or 7.4 shall be borne by the Lenders therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon.  In the event of any dispute as to how Selling Expenses are allocated, the Company shall be entitled to apportion the expenses in a reasonable manner between the various Lenders.

7.6           The piggy-back registration rights granted above shall be in effect until three (3) months following the third anniversary of the Closing.

  7.7           The Lenders agree to the imprinting, so long as is required by law, of the following legend (the "Legend") on any certificate evidencing the Shares issued upon Conversion or exercise of the Warrants:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE LAW. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificates evidencing the Shares shall not contain any legend (including the legend set forth above) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

7.8        With a view to making available to holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A; and (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

7.9        For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each holder of Registrable Securities and any prospective purchaser of such holder's securities shall have the right to obtain from the Company, upon request of the holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the year end financial statements should be audited to the extent reasonably available).

7.10       The Company will use best efforts to list the Shares issued or issuable to Lenders hereunder for trading on the Nasdaq SmallCap Market system or any relevant market or system, if applicable.  The Company will continue to take all action necessary to continue the listing or trading of its Shares on the Nasdaq SmallCap Market or any relevant market or system, if applicable, and will make good faith efforts to comply in all respects with the Company's reporting, listing or other obligations under the rules of the Nasdaq SmallCap Market or any relevant market or system.

7.11         Indemnification.

a.            Indemnification by Company.  In the event of a registration of any Shares pursuant to this Section 7, the Company will hold harmless the Lenders and each officer, director, employee and advisor of each of the foregoing, against any expenses, losses, claims, damages or liabilities, joint or several, to which the Lenders may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any registration statement under which such Shares are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Lenders specifically for use in the preparation thereof.

b.            Indemnification by the Lenders.  In the event of any registration of any Shares under the Securities Act pursuant to this Section 7, each Lender, severally and not jointly, will indemnify and hold harmless the Company, each officer of the Company who signs the registration statement, and each director of the Company against any and all such expenses, losses, claims, damages or liabilities referred to in the first paragraph of this Section 7.11,  to the extent that the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Lender specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement.

c.            Indemnification Procedure.  Each party entitled to indemnification under this Section 7.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting thereon, provided that the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.11 except to the extent such failure resulted in actual detriment to the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            8.       Repayment of Loan

  Repayment of the Loan to each Lender shall be in accordance with the Promissory Note issued to such Lender.  If both tranches of the Loan are fully funded by the Lenders, the Loan Amount and accrued interest thereon shall not be pre-paid in whole or in part by the Company without the prior written consent of the Lender Majority, in their sole and absolute discretion.  Notwithstanding anything to the contrary contained herein, if only the first tranche of the Loan is funded by the Lenders, the Company shall be entitled to repay the Loan Amount plus interest accrued thereon at any time, subject to the notice provision of Section 4.1 of the Promissory Note.

9.       Representations and Warranties of the Company

The Company represents and warrants to the Lenders, as of the Agreement Date and as of the First Closing and Second Closing, as follows, and acknowledges that the Lenders are entering into this Agreement in reliance thereon:

  9.1           The Company and each subsidiary thereof, including the U.S. Subsidiary is a corporation duly incorporated, validly existing, and in good standing, under the laws of the state of its incorporation and qualified to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.  This Agreement and the other Transaction Documents to which the Company is a party constitutes, or shall constitute when executed and delivered, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Subject to the approval of its board of directors, shareholders and Chief Scientist and Investment Center for the State of Israel as described in this Agreement, the Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby.

9.2          Neither the Company nor any of its subsidiaries is a borrower or guarantor under any other loan instrument. Except pursuant to this Agreement and the Debenture, the Company and its subsidiaries do not have any secured indebtedness for money borrowed or credit extended to them.

9.3          The Company is the sole owner of all of the Collateral (as such term is defined in the Debenture), free and clear of any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance (or any agreement to grant any of the foregoing, whether or not contingent on the happening of any future event), subject to the rights of the OCS pursuant to the R&D Law.

  9.4          Other than as otherwise explicitly detailed in this Agreement, compliance with the terms of the Agreement does not require the consent or agreement of any person who is not a party to the Agreement and does not violate the Company's governing articles of association, or any judicial restriction binding on or affecting the Company.

9.5          Upon obtaining the approvals required under Sections 4.2(b) and (c) and, with respect to a second tranche Loan funding, Section 4.4(a), the Company shall have all requisite power and authority to execute, deliver, and perform the Agreement and to issue any Shares upon Conversion and/or exercise of Warrants.

9.6           The Shares issuable upon Conversion and/or exercise of Warrants, when issued will be duly authorized, validly issued, fully paid, and non-assessable, will not be issued in violation of any preemptive rights (all of which shall have been waived prior to the issuance of any such Shares), and the holders of such Shares will have good title to such Shares, free and clear of all liens, security interests, pledges, charges encumbrances, and shareholders' agreements and voting trusts.  Such Shares will be issued in compliance with all applicable securities laws. Furthermore, as of the Agreement Date, the Company knows of no reason why it will not be able to register the Registrable Securities as provided in Section 7.2 above. Except as noted in Section 4.2(d) with respect to the Go2Net warrant, no party holds any rights of preemption or participation, or anti-dilution protection, with respect to or in connection with any issuance by the Company of any shares or other securities, including in connection with the transactions contemplated hereby.

9.7           The Company has received financing for research and development projects through the OCS, and is in compliance with the provisions of the R&D Law. The Company has remaining contingent obligations to pay royalties to the OCS in the amount of approximately US$ 784,088 plus linkage and interest as at Closing.

9.8           Neither the Company or its subsidiaries have taken any corporate action, nor have any other steps been taken, either by the Company, its subsidiaries, or by any third party, for the winding up, dissolution, administration, reorganization of the Company, or for the appointment of a receiver, liquidator, administrator or similar officer (in each case, including on a temporary basis) over any or all of the Company's or its subsidiaries assets or revenues.

9.9           All financial statements of the Company and its subsidiaries delivered to the Lenders are complete and correct and fairly present the financial condition of the Company and its subsidiaries as at the times and for the periods covered by such statements, in each case in accordance with GAAP, subject, in the case of any unaudited financial statements, to normal year end adjustments and any absence of notes. There has not been a material adverse change in the consolidated financial condition of Company since the date of the most recent filing of Form 20-F to the SEC.

9.10         There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries or the properties of the Company or any of its subsidiaries before any governmental agency or authority or arbitrator which if determined adversely to the Company or any such subsidiary would result in a Material Adverse Effect.

9.11         None of the representations or warranties made by the Company in the Transaction Documents as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its subsidiaries, including each exhibit or report, furnished by or on behalf of the Company to the Lenders in connection with the Transaction Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

9.12         All of the outstanding Shares have been duly and validly authorized and issued, in compliance with federal and state securities laws, and fully paid and nonassessable.

9.13         The Company has not retained any brokers in relation to the subject transaction of this Agreement, and no brokerage fees are payable in connection therewith.

9.14         (i)           Neither Company nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Israel in respect of its obligations under the Transaction Documents.

   (ii)          Each Transaction Document executed by Company is in proper legal form under the laws of Israel for the enforcement thereof against Company under the law of Israel, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Transaction Document.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Transaction Document executed by Company that such Transaction Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Israel or that any registration charge or stamp or similar tax be paid on or in respect of such Transaction Document, except for any such filing, registration or recording, or execution or notarization, as has been made (or will be made in connection with the Collateral) or is not required to be made until such Transaction Document or any other document is sought to be enforced and for any charge or tax as has been timely paid.

  (iii)        Other than Israeli stamp tax and withholding tax, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any governmental agency or authority in or of Israel either (A) on or by virtue of the execution or delivery of the Transaction Documents to which Company is a party or (B) on any payment to be made by Company pursuant to the Transaction Documents.

  9.15        The products currently being sold by the Company do not use any of the technology developed with funding from the OCS prior to the Diamond Messaging Project and the Company will not be required to pay royalties to the OCS from sales of its current products in repayment of such prior funding. The Company's business as currently contemplated to be conducted does not require the use of technology developed with funding from the OCS prior to the Diamond Messaging Product.

  10.        Representations and Warranties of the Lenders

              Each of the Lenders represents and warrants to the Company (with respect to itself only), as follows:

             10.1         This Agreement, when signed, constitutes a legal, valid binding and enforceable obligation of the Lender.

   10.2         The Lender possesses the means and resources to fully fund both of its respective tranches of the Loan, and is not aware of any prohibition or other restriction that will limit or prevent the Lender from fully meeting its obligations to the Company hereunder.

   10.3         The Lender has such knowledge and experience as to be capable of evaluating the merits and risks associated with its advance of its portion of the Loan, it is able to fend for itself and can bear the economic risk relating to such Loan, including a complete loss and, in relation to a Conversion or exercise of Warrants, is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Commission, as presently in effect.

     10.4         Should the Lender partake in a Conversion or exercise Warrants, it undertakes to acquire the Shares for investment and for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same, provided that nothing in this section shall constitute an agreement by the Lender to hold or refrain from disposing of the Shares for any amount of time, provided that any transfer, sale or other disposition of the Shares shall comply in all respects with the requirements of the Securities Act and similar provisions of state law.  The Lender will have sole voting control over the Shares for purposes of Section 13(d) of the Exchange Act.  The Lender does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

  10.5         The Lender understands that, except as may occur pursuant to the rights provided for in Section 7 hereof, the Shares issuable upon Conversion and exercise of the Warrants have not been, and will not at the time of issuance by the Company be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender's representations as expressed herein].  The Lender understands that such Shares are "restricted securities" under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, the Lender must hold the Shares indefinitely unless they are registered with the Commission and qualified by necessary state authorities or an exemption from such registration and qualification requirements is available.  The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and requirements relating to the Company which are outside of the Lender's control and which the Company is under no obligation, except as set forth herein, to satisfy.

  10.6         The Lender acknowledges that, without derogating from the liability of the Company under Section 9 above, (i) it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of Shares to the Lender hereunder which have been requested by the Lender; (ii) it has been afforded the opportunity to ask questions of the Company; (iii) it has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its potential acquisition of the Shares; (iv) it understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of the transactions contemplated by this Agreement; (v) it has had access to the Company's Annual Report on Form 20-F for the year ended December 31, 2001 as amended by Amendment No. 1 thereto, and with such Reports on Form 6-K as filed by the Company with the SEC; and (vi) it understands that the Loan may be considered as a high-risk venture, and the Lender nevertheless has voluntarily agreed to consummate this transaction.

  10.7         The Lender has had appropriate opportunities to discuss and review the Company's business with Company representatives and perform extensive due diligence.

  10.8         The Lender has not retained any brokers in relation to the subject transaction of this Agreement.

   11.        Additional Covenants of the Company

Until repayment of the Loan (together with all accrued interest) to, or Conversion by, a Lender Majority, the Company undertakes the following:

             11.1      not to pay any dividends or make any distribution on outstanding Shares;

 11.2      not to grant new bonuses or other new incentive based compensation to officers or directors other than in good faith and in the ordinary course of business;

  11.3      not to redeem any Shares for consideration without the prior written consent of the Lender Majority;

  11.4      to provide the Lenders with quarterly financial statements within forty-five (45) days of the end of each calendar quarter and annual financial statements within one hundred and twenty (120) days of the end of each calendar year; provided that in the event the U.S. Securities and Exchange Commission shall shorten at any time the periods within which annual and quarterly reports must be publicly filed, the period specified herein shall be correspondingly shortened.  The annual financial statements may be provided by way of a link to the relevant website page of the SEC containing such document;

  11.5      not to alter the capital structure of the Company or permit any corporate reorganization and/or disposal of assets outside the ordinary course of business, except as may be determined by vote of the Board and shareholders of the Company and, with respect to the issuance to third parties of preferred shares or other preferential liquidation rights in the Company, not to issue same without Lender Majority approval;

  11.6      if the Loan is not repaid in full or the subject of Conversion by a Lender Majority by the third anniversary of the First Closing, then, (unless the Lender Majority, acting reasonably, ascertains that the Company has sufficient funds to repay the Loan at the end of the term), if requested by the Lender Majority, to appoint within fifteen (15) business days an investment banking firm, such firm to be approved by the Lender Majority, to search for alternative transactions, including the sale of the Company, to retire the outstanding Loan Amount and accrued interest thereon;

              11.7      not to create any security interests on indebtedness that will rank prior to the Loan and the security interest granted under the Debenture, unless first approved in writing by the Lender Majority;

              11.8      that it will and will cause each of its subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties; and that it will not, and will not permit any of its subsidiaries to, pledge or otherwise dispose of any assets of the Company or any of its subsidiaries, other than in the ordinary course of business or as otherwise provided for in this Agreement, and provided that any pledge is pari passu or junior to the secured interests of the Lenders hereunder;

              11.9      that it will maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any governmental agency or authority, or approvals or consents of any other Person, of or in Israel required in connection with the Transaction Documents;

              11.10    subject to applicable restrictions of the SEC, that it will at any reasonable time and from time to time permit an independent accounting firm appointed by Lenders  to visit and inspect any of the properties of the Company and its subsidiaries and to examine the records and books of account of the Company and its subsidiaries, and to discuss the business affairs, finances and accounts of the Company and any such subsidiary with any of the officers, employees or accountants of the Company or such subsidiary;

              11.11    that it will not, and will not permit any of its subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it at the date hereof;

              11.12    will not, and will not permit any of its subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any entity;

              11.13    may only obtain additional funding from the OCS, which together with the existing obligation to the repay grants to the OCS, will not exceed US$1,500,000, provided that the terms of such additional funding are no less onerous on the Company than the terms of its existing active project; and

              11.13    that the Lender Majority shall be entitled to one (1) non-voting observer (the "Observer") at meetings of the Board of Directors (the "Board"). The Observer shall have the right to attend and speak at all meetings of the Board of Directors.  The Observer will be entitled to receive notice and all written materials and other information given to directors in connection with such meetings (or resolutions in lieu of meetings) at the same time as such notice and those materials or information are given to the Board members.   The Observer will be able to disclose to the Lenders materials received pertinent to the ability of the Company to repay the Loan, or to the advisability of conversion, subject to the Company being in compliance with all applicable laws and regulations, and further provided that reasonable terms for the maintenance of confidentiality are secured in advance. The Observer shall, at all times, comply with the Company's applicable internal policies, including its insider trading policy.

              12.        Taxes

           All payments under this Agreement, the Notes or any related document, instrument or agreement (the "Transaction Documents") shall be made in freely transferable U.S. dollars ("Dollars") and free and clear of and without deduction for any present and future taxes or charges whatsoever ("Taxes").  Company agrees all such Taxes imposed on any payment made under the Transaction Documents shall be for the exclusive account of Company and Company shall directly pay or cause such Taxes to be paid directly to the appropriate governmental authority.  If at any time Company is required by law or is otherwise compelled to withhold or deduct any such Taxes from any payment to be made by Company in respect of any Transaction Document, Company shall increase the amount paid so that Lenders and the  Collateral Agent receive when due (and each is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this paragraph), the full amount of the payment provided for in the Transaction Documents.  Company further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies and any notarial fees that any governmental agencies or authorities of or in Israel ("Israel") may impose on the Transaction Documents, including any stamp taxes or any other similar taxes which may be required in Israel for enforcement purposes or any stamp tax due upon issuance of the shares underlying the Promissory Notes and Warrants (the "Other Charges").  Company hereby indemnifies and holds each Lender and the Collateral Agent harmless for any and all payments made by any Lender or the Collateral Agent of any Taxes and Other Charges and for any liabilities (including penalties, interest, legal costs and expenses) incurred by any Lender or the Collateral Agent or which may be imposed on any Lender or the Collateral Agent in connection therewith or any delays in their payment. Company shall promptly provide the Lenders with original tax receipts, notarized copies of tax receipts, or such other documentation as any Lender shall reasonably request, for all Taxes and Other Charges paid by Company pursuant hereto.

          13.        Notices

All notices and other communications required or permitted hereunder to be given to a party to the Agreement shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as first set forth above with respect to the Company or as set forth in Exhibit "A" with respect to the Lenders, or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. Any notice sent in accordance with this Section 16 shall be effective (i) if mailed, by registered mail seven (7) business days after mailing, and (ii) if faxed or sent by messenger, upon delivery.

          14.        Miscellaneous

          14.1      The Company and each Lender will each bear its own expenses with respect to the Closing of the transaction described under this Agreement. However, whether or not the transaction is completed (provided that the failure to complete the transaction is not due solely to the actions/inactions of Lenders or any one of them), the Company will promptly upon request therefore by the Lender Majority, pay to the Lenders all the reasonable fees and expenses of advisors to the Lenders  (estimated for both tranches, to be approximately US$25,000 in total).  The fees and expenses shall be deducted from the tranches of the Loan Amount. The Lenders agree to make good faith efforts to cause their advisors to maintain their fees within the above estimation. The Company agrees to pay on demand:  (i) the reasonable out-of-pocket costs and expenses of the Lenders, the Collateral Agent and any of their affiliates, and the reasonable fees and disbursements of counsel to the Lenders and the Collateral Agent, in connection with any amendments, modifications or waivers of the terms hereof; (ii) all audit, consulting, appraisal, search, recording, filing and similar costs, fees and expenses incurred or sustained by any Lender, the Collateral Agent or any of their affiliates in connection with the Transaction Documents or the Collateral; and (iii) all costs and expenses of the Lenders, the Collateral Agent and their Affiliates, and fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Transaction Documents, any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, and the preservation of and realization upon any of the Collateral.

14.2      If at any time there shall be a recapitalization of the share capital of the Company, such as a combination of shares, share split, issuance of bonus shares or any other similar transaction (a "Recapitalization Event"), the appropriate adjustments shall be made to the number of Shares into which the Loan may be converted into and all the other necessary changes shall be deemed made to the provisions of this Agreement with respect to the rights of the Lenders pursuant to such Recapitalization Event.

  14.3      The Company agrees that until the First Closing it, its directors, officers and senior employees, and their respective advisors, shall not solicit, continue to negotiate or sign an agreement with any person pertaining to the raising of funds by Company, pursuant to a loan or sale of shares or assets or the merger, amalgamation or other form of business combination or material transaction with or involving Company or any of its Shares or assets, other than as contemplated by this transaction.

  14.4      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  This Agreement may not be modified or amended except by a written agreement signed by the parties hereto (a Lender Majority being sufficient to bind all Lenders). This Agreement shall not be assigned or transferred by a party, without the prior written consent of the other parties (a Lender Majority being sufficient to bind all Lenders), provided, however, that any Lender may assign this Agreement to a Permitted Transferee. This Agreement shall for all purposes be governed by, and construed in accordance with the laws of the State of California (without reference to its conflict of laws principles) and the competent U.S. federal and state courts in and of Santa Clara County, California, shall have non-exclusive jurisdiction over any dispute hereunder. In addition to the foregoing jurisdiction, the Lenders, at their sole option, may commence any suit to enforce their rights hereunder in any jurisdiction in which the Company has a principal business office. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. THE COMPANY AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE COMPANY AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST SET OUT ABOVE.

COMMTOUCH SOFTWARE LTD.

By: ________________

Title: _______________

LENDERS:
AxcessNet Resources LLC By: /s/ __________________________ Title: _________________________
Bert Amato By:/s/ __________________________ Title: _________________________
Compugen Systems Ltd. By:/s/ __________________________ Title: _________________________
Delta Capital Investments Ltd. By: /s/__________________________ Title: _________________________
KKB Ventures LLC By: /s/__________________________ Title: _________________________
XDL Capital Corp. By: /s/__________________________ Title: _________________________
Edward B. Roberts By: /s/__________________________ Title: _________________________
LENE L.P. By: /s/ ___________________________ Title: __________________________
Yona Hollander By:/s/ ____________________________ Title: ___________________________

Acknowledged and Agreed:

COLLATERAL AGENT:
XDL Capital Corp. By: /s/__________________________ Title: _________________________

EXHIBIT "A"

Lenders' Names and Addresses	First Tranche Loan Amount	Second Tranche Loan Amount
AxcessNet Resources LLC. 1050 Winter Street (Suite 2400), Waltham MA 02451 Tel: (781)466-8888; Fax:(781)466-8822; Email:eyal@axcess-net.com	$44,000	$66,000
Bert Amato 364 Glencairn Avenue Toronto, Ontario M5N 1V1 Phone: (416) 488-9459 Fax:(416) 484-1409 Email: bamato@sympatico.ca	$40,000	$60,000
Compugen Systems Ltd. 25 Leek Crescent Richmond Hill, ON Canada L4B 4B3 tel: 905 707-2050, 1-800-387-5045; fax: (905) 707-2020 Email: hzarek@compugen.com	$50,000	$75,000
Delta Capital Investments Ltd. 37-41 Bedford Row London, WC1R4JH Fax 44-20-76112396 Email: delta51@attglobal.net Attn: David Teacher	$20,000	$30,000
KKB Ventures LLC Attn: Ken Casey 285 Musketaquid Rd. Concord, Ma. 01742 Tel: 617 320-9764 Fax: none Email: kfcasey@hotmail.com	$100,000	$150,000

XDL Capital Corp. 30 St. Clair Avenue West, Ste. 901, Toronto, M4V 3A1 Attn: David Latner, ASO & Dennis Bennie Tel:416-250-1990 fax:416-250-6330 Email: dbennie@xdl.com; dlatner@xdl.com	$50,000	$75,000
Edward B. Roberts David Sarnoff Professor of the Management of Technology MIT Sloan School of Management 50 Memorial Drive, E52-535 Cambridge MA 02142-1347 Tel: 617-253-4934 Fax: 617-253-2660 Email: eroberts@mit.edu	$30,000	$45,000
LENE L.P. c/o Lloyd E. Shefsky, General Partner 444 N. Michigan Ave. Chicago, IL 60611 Tel: 312-836-4001 Fax: 312-527-9931 Email: leshefsky@shefskyltd.com	$20,000	$30,000
Yona Hollander 19261 Phil lane Cupertino, CA 95014 Tel: 408-996-1579 Fax: 408 467 4601 yhollander@entercept.com	$8,000	$12,000

EXHIBIT "B"

Form of Promissory Note

CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF SUCH LAWS.  THIS NOTE IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN THIS NOTE.

1.         Promise to Pay.

             FOR VALUE RECEIVED, the undersigned, Commtouch Software Ltd., an Israeli company (the "Company"), subject to the earlier conversion of the Loan (as defined below) in accordance with the provisions of Section 3 below, promises to pay in lawful money of the United States of America to the order of  __________ ("Lender"), at (ADDRESS), or such other place as Lender may designate in writing from time to time, the principal sum of _________ Dollars  ($________) (the "Principal Amount", together with interest accrued thereon, the "Loan"), with interest from the date hereof on the unpaid principal balance at the rate set forth below, on the earlier to occur of the Repayment Date (defined in Section 4.1 below) or an Event of Default (defined in Section 4.1 below). This Note is issued in connection with the Convertible Loan Agreement dated _______, 2002, between the Company, the Lender and certain other lenders (the "Loan Agreement"). This Promissory Note is one of the Promissory Notes referred to as "Promissory Notes" in the Loan Agreement.

2.         Interest.

            Interest shall accrue on the unpaid principal balance at a rate of ten percent (10%) per annum, compounded annually ("Initial Interest").  Interest payments shall be calculated annually in arrears at the end of each calendar year. In the event that the Principal Amount is not paid in full when such amount becomes due in accordance with this Note, interest at the rate of the Initial Interest plus eight percent (8%) shall continue to accrue on the balance of any unpaid portion of the Principal Amount until such balance is paid.

3.         Conversion.

3.1        The Lender has the right, at the Lender's option, at any time, to convert all but not less than all of the Loan ("Conversion") into shares in the Company having identical rights to the then most senior shares in the Company (if there shall be more than one class of shares at any time of Conversion) together with all rights provided by the Company to purchasers of such shares, by contract or otherwise ("Shares").  The number of Shares into which the Loan may be converted shall be determined by dividing the Loan by a price equal to US$0.25 cents per share (the "Conversion Price").

3.2        In order to effect a Conversion the Lender shall provide the Company with written notice (the "Conversion Notice") of its election to convert the Loan pursuant to Section 3.1 above.  As soon as practicable after receipt of the Conversion Notice, the Company shall report the issuance of shares to the Israeli Registrar of Companies, shall update its Shareholders Registry and shall issue a certificate in the name of the Lender for such class and number of shares to which the Lender shall be entitled hereunder. No fractional shares shall be issued. In lieu of the Company issuing any fractional shares to the Lender, upon the Conversion hereunder, the Company shall pay to the Lender the balance of the Loan that is not so converted. Conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Company of the Conversion Notice, and Lender shall be treated for all purposes as the record holder or holders of such Shares as of such date. The election of the Lender to effect a Conversion immediately prior to the closing of a Sale (as defined below), may be made conditional upon the closing of such Sale.

3.3        Upon Conversion, the Company's obligation of repayment hereunder shall automatically be deemed null and void concurrently with such Conversion.

4.         Payments and Term.

4.1        Without derogating from the provisions hereunder relating to Default and Conversion and the provisions of Section 8 of the Loan Agreement, the Loan shall be immediately repayable upon the occurrence of the earlier of the following events: (a) a merger of the Company or sale of all or substantially all of the shares or assets of the Company (unless the Lender elects to perform a Conversion) (a "Sale"), or (b) the third anniversary of receipt of the Principal Amount by the Company (the earlier to occur of the aforesaid, the "Repayment Date"). The Company shall provide ten (10) business days notice prior to any repayment, during which time the Lender may elect to perform a Conversion.

4.2        Should there occur a Conversion with respect to the amounts owing hereunder, this Promissory Note and the Company's obligation of repayment hereunder shall automatically be deemed null and void concurrent with the Conversion.

4.3        All payments hereunder shall be applied (i) first to any fees, expenses or other amounts reasonably incurred by and due to Lender or the Collateral Agent in accordance with this Promissory Note or any other Transaction Document in case of a Default, (ii) next to any accrued and unpaid interest, and (iii) lastly to the outstanding Principal Amount.

4.4        If the shares of the Company have traded for 60 Trading Days (as defined in the Loan Agreement), at a price of US$1.50 per share or higher, with an average trading volume of 100,000 shares per Trading Day, (subject to any Recapitalization Event, as defined below), then the Company may provide the Lender with written notice requesting the Lender to accept repayment or convert the Loan (the "Company Request"). The Company Request shall offer to repay the Loan in full in to the Lender, twenty-one (21) days after the Company Request is delivered ("Action Date").  If, prior to the Action Date, the Lender does not deliver to the Company  (i) a written notice requesting repayment of the Loan in full, or (ii) a Conversion Notice, then the amount of the Loan then outstanding under this Promissory Note shall automatically become an interest free, non-convertible loan repayable at the time set forth in Section 4.1 or 6 of this Promissory Note, and shall cease to be a secured loan on the date 12 months after the date of the Company Request.

5.         Restrictions on Transfer.

            Without derogating from the rights of the Collateral Agent under the Debenture and other Transaction Documents (such capitalized terms, as defined in the Loan Agreement), this Promissory Note and the rights of the Lender and obligations of the Company hereunder shall be non-assignable and non-transferable, and this Promissory Note shall be considered a non-negotiable instrument.  Any attempt to transfer or assign this Promissory Note shall be void. Notwithstanding the aforesaid, the Lender may assign this Promissory Note to any entities controlled by, controlling or under common control with such Lender or if the Lender is a partnership, any partners, former partners or affiliated partnerships managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company.

6.         Default.

6.1        Subject to prior Conversion in accordance with Section 3.1 hereof, and unless agreed otherwise by the Lender Majority, the Loan shall immediately become due and payable upon the occurrence of any of the following events, each of which shall each be deemed an "Event of Default":

a.         Failure of the Company to repay the Loan or any portion thereof on the Repayment Date, or within fourteen (14) days following receipt of a written notice from the Lender advising of a failure to make a timely payment.

b.         Failure of the Company to make in a timely manner any payment on a loan or debt ranking in priority to, or parri passu with, the Loan, or the triggering of any event of default in any loan arrangement ranking in priority to, or parri passu with, the Loan.

c.         If any material representation, warranty or certification made herein or any document furnished or signed in connection hereto shall prove to be at any time materially untrue, except to the extent that such material representation, warranty or certification is expressly limited in time and the falsity thereof arises subsequent to the time limitation.

d.         If the cash reserves of the Company (based on its consolidated financial statements), at any time following Closing and prior to the Repayment Date fall below an amount equal to the lesser of (i) $500,000 or (ii) if less than the maximum Loan Amount is provided to the Company as described in Section 3.1 of the Loan Agreement, an amount determined by multiplying $500,000 by a fraction, the numerator of which is the Loan Amount actually funded by the Lenders and the denominator of which is the maximum possible Loan Amount under the Loan Agreement ; provided, however, that the Company shall be allowed fourteen (14) days within which to bring the cash reserve back above the applicable amount. This sub-section (d) shall be null and void if the second tranche is not funded by the Lenders.

 e.        Any admission in writing to the Lender by the Company of the Company's inability to pay Company's debts as they become due or any inability to pay its debts generally as they mature.

f.          The filing by or against the Company of any action in bankruptcy, insolvency, winding up, dissolution, liquidation, moratorium, receivership or reorganization for the benefit of creditors, which (in the case of an involuntary action) has not been withdrawn or dismissed within ninety (90) days of its filing or an effective resolution is passed by the Company for any such action.

g.         Any material breach by the Company of the Loan Agreement, the Debenture or this Promissory Note, or any other Transaction Document, which is not cured by the Company within 30 days of occurrence.

h.         The commencement of a proceeding to foreclose a security interest or lien in any property or assets of the Company upon default in the payment or performance of any debt of the Company, in excess of $250,000 which is secured thereby.

i.          The entry against the Company of a final judgment for the payment of money in excess of $250,000 by a court of competent jurisdiction, which judgment shall not be discharged (or the discharge thereof not duly provided for) in accordance with its terms within thirty (30) days of the date of entry thereof, or a stay of execution thereof procured within thirty (30) days from the date of entry thereof and, within such period (or such longer period during which execution of such judgment shall have been effectively stayed) an appeal therefrom shall not have been prosecuted and the execution thereof caused to be stayed during such appeal.

j.          An attachment shall have been levied against the assets of the Company  involving an amount in excess of $250,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of the effectiveness of the levy.

6.2        The Company shall notify the Lender in writing within 48 hours of receiving notification or otherwise becoming aware of any Event of Default.

6.3        For the purpose of this Section 6, the term Company shall be deemed to refer to the Company and any subsidiary thereof, provided that such subsidiary possesses assets of a material nature in comparison to the assets of the Company.

7.         Waiver of Presentment, Etc.

The Company hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest.

8.         Charges.

            Interest, fees and charges collected or to be collected in connection with  the  indebtedness evidenced  hereby  shall  not exceed the maximum, if any, permitted by any applicable law.   If any term of this Promissory Note is interpreted so that said interest, fees and/or charges would exceed any such maximum and the Company is entitled to the  benefit  of such law, then: (i) such interest,  fees  and/or charges  shall be reduced by the amount necessary to  reduce  the same  to  the  permitted  maximum;  and  (ii)  any  sums  already collected from the Company which exceeded the permitted maximum will be  refunded.   Lender may choose to make the  refund  either  by treating   the  payments,  to  the  extent  of  the  excess,   as prepayments  of  principal  or by  making  a  direct  payment  to the Company.  No prepayment premium shall be assessed on prepayments under  this paragraph.  The provisions of this  paragraph  shall control  over  any  inconsistent provision of this  Promissory Note or any other document executed in connection  with  the indebtedness evidenced hereby.

9.         Recapitalization    The maximum number of Shares issuable upon Conversion shall be adjusted if any of the following events occur before Conversion (each of the following, a "Recapitalization Event"):

9.1        Distributions, Share Dividends and Splits.

a.         In case the Company declares a dividend (whether ordinary or extraordinary) or other distribution payable in Ordinary Shares or subdivides its Ordinary Shares into a greater number of Ordinary Shares, the Conversion Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of Shares to be issued upon Conversion shall be adjusted so that the Lender shall be entitled to receive the kind and number of shares or the other securities of the Company that the Lender would have owned or have been entitled to receive after the happening of any of the events described in this paragraph (a)(i) had the Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

b. An adjustment made pursuant to this Section 9.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision. If, as a result of an adjustment made pursuant to this Section 9.1, the holder after exercise shall become entitled to receive shares of two or more classes of the Company's share capital or Ordinary Shares and any other class of the Company's share capital, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the holder promptly after such adjustment) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of the Company's share capital or Ordinary Shares and such other classes of the Company's share capital.

c.         In the case of any adjustment in the number of Shares receivable upon Conversion, the chief financial officer of the Company shall promptly thereafter compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.  The Company will provide copies of such certificate to Lender in the manner provided for notices hereunder.

9.2        Record Date. In case the Company shall take a record of the holders of its Ordinary Shares for the purpose of determining holders entitled to receive a dividend or other distribution payable in Ordinary Shares, then such record date shall be considered to be the date of the issue or sale of the Ordinary Shares related to such dividend or distribution.

9.3        Stock Combinations. In case the Company shall combine all of the outstanding Ordinary Shares into a smaller number of Ordinary Shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares shall be proportionately decreased.

9.4        Fractional Shares. No fractional Shares shall be issued upon Conversion. Upon Conversion, Lender shall be entitled to receive the aggregate full number of Shares which Lender may receive upon Conversion.

9.5        The adjustment to the number of Ordinary Shares issuable upon Conversion and the adjustments to the Conversion Price described in this Section 9 shall be made each time any event listed in this Section 9 occurs.

9.6        If any event occurs of the type contemplated by the provisions of this Section 9, but not expressly provided for by such provisions or definition, then the Company's Board of Directors in its reasonable judgment shall make an appropriate adjustment in the number of Shares obtainable upon Conversion so as to protect the rights of the Lender.

10.        Governing Law and Jurisdiction.

              This note shall be construed, enforced and otherwise governed by the laws of the State of California, and U.S. federal and state courts in and of Santa Clara County, California shall have non-exclusive jurisdiction to hear any matter arising hereunder.  Notwithstanding the aforementioned, matters that may relate to the dissolution or other disposition of the Company and its assets, the realization of any security interests in Israel, and companies law, shall be governed by the laws of the State of Israel.

11.        Notices.

            All notices and other communications required or permitted hereunder to be given to a party hereto shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as first set forth above, or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. Any notice sent in accordance with this Section 11 shall be effective (i) if mailed, by registered mail seven (7) business days after mailing and  (ii) if faxed sent by messenger, upon delivery.

12.        Amendment and Waiver.

            The observance of any term hereunder may be waived only by a writing signed by the party to be bound thereby.  The waiver by the Lender of any default or breach shall not be deemed to constitute a waiver of any other such default or any succeeding breach or default.  No delay on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. No provision of this Promissory Note shall be modified without the written consent of the Company and the majority in interest of the Lenders under the Loan Agreement. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company, the holders of all outstanding Promissory Notes and each transferee of the Promissory Notes.

13.        Lender.

            As used herein, the term "Lender" shall mean the holder and owner of this Promissory Note.

   Commtouch Software Ltd.

    By:____________________

     Name: _________________

    Title:___________________

     Lender

   By:____________________

   Name: _________________

   Title:___________________

EXHIBIT "C"

Form of Debenture

UNLIMITED DEBENTURE

(Floating Charge)

This Debenture is made on January 29, 2003 between Commtouch Software Ltd. ("Company") of  1A  Hatzoran St., Netanya Israel and XDL Capital Corp. of 30 St. Clair Avenue West, 9th Floor, Toronto,  M4V 3A1.  In order to secure the Company's obligations under the Convertible Loan Agreement dated as of January 29, 2003, (the "Convertible Loan Agreement"), and each of the Convertible Promissory Notes issued to each of the parties set forth in Exhibit A hereto (the "Lenders" or "Note Holders") the Company grants XDL Capital Corp.  (as collateral agent on behalf of the Note Holders), (the "Collateral Agent") a security interest in the Collateral as defined hereinbelow.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Promissory Notes.

  1.         As security for the timely repayment of the amounts due under the Convertible Loan Agreement and each Promissory Note, including interest accumulating thereon and costs and expenses associated with collection actions due to an Event of Default, the Company hereby grants the Collateral Agent a continuing first priority floating charge on and to, all the Collateral (defined in Section 2 below) (the "Floating Charge"), and agrees that the Collateral Agent and the Lenders shall have the rights stated in this Debenture with respect to the Collateral, in addition to all other rights which Collateral Agent or the Lenders may have by law.  The amount being secured under the Floating Charge is unlimited in amount.

  1A.       The Collateral Agent undertakes and confirms that: (a) it is aware that the creation and realization of the Floating Charge will be performed in accordance with the laws of the State of Israel and registered at the Registrar of Companies in Israel; (b) in the event that the Floating Charge (with respect to the technology and intellectual property developed with assistance from the Office of the Chief Scientist of the Ministry of Industry and Trade (the "Know-How")) will be realized, the sale, assignment and/or transfer of the Know-How in the course of the procedures for the realization of the Floating Charge, including in the event that the acquiror of the Know-How is the Collateral Agent itself, is subject to the approval of the Research Committee (as defined in Law for the Encouragement of Industrial Research and Development, 5744-1984 (as amended) (the "R&D Law")); and (c) the sale, assignment and/or transfer of the Know-How in the course of the procedures for the realization of the Floating Charge will be conditional upon the recipient of Know-How accepting upon itself the obligations under the R&D Law.

2.         The "Collateral" means all Company's present and future right, title and interest in and to all of the assets of the Company, including, but not limited to the items described in Exhibit B attached hereto

3.         Upon request of the Collateral Agent, the Company shall take all steps deemed necessary or desirable by the Collateral Agent, to assist the Collateral Agent in perfecting the registration of the Floating Charge with the Registrar of Companies, in the priority noted in s.1 above, and shall bear all stamp tax with respect to such registration..  In addition, upon request of the Collateral Agent, the Company will promptly make, execute, deliver, record, register and file all such financing statements, continuation statements and amendments thereto, and other instruments, acts, pledges, assignments and transfers to perfect and continue the Collateral Agent's security interest in the Collateral (or cause the same to be executed) both in the State of Israel and California.

4.         Except as expressly permitted by this Section 4 the Company shall not mortgage, pledge, charge or otherwise encumber the Collateral or any part thereof in any manner whatsoever whereby the rights thereunder shall rank prior or subsequent to, or parri passu with, the rights of the Collateral Agent and the Collateral Agent under this Debenture without the prior written consent of the Collateral Agent.  Notwithstanding the aforesaid, the Collateral Agent agrees to provide its consent with respect to the subsequent registration security interests on the Collateral junior to or pari passu with its own.

5.         The Company, upon request of the Collateral Agent, will deliver to the Collateral Agent a schedule of Collateral locations.  The Company shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at the Company's address shown above, or at such other locations as are utilized by the Company in the ordinary course of business.  Except in the ordinary course of its business, including the sale of used equipment for which the Company has no current need, the Company shall maintain the Collateral at its existing locations.

6.         Except for the sale of used equipment as noted above and accounts collected or other transactions in the ordinary course of the Company's business, the Company shall not sell, offer to sell, or otherwise transfer, convey, encumber, mortgage, pledge or dispose of the Collateral.

7.         The Company will maintain the Collateral in good order and repair (reasonable wear and tear excepted), and the Company will pay all taxes, liens and assessments when due, except for liens of property taxes not yet due and payable and except for the payment of any taxes or other claims which are being contested in good faith by the Company.  Furthermore, the Company will continue to maintain its current insurance policies that provide coverage on the Collateral, and renew such policies in a timely manner throughout the term of the security interest granted herein.

8.         A representative of Collateral Agent, to be approved by the Company, such approval not to be unreasonably withheld or delayed, shall be entitled to examine, inspect and audit the Collateral wherever located, at reasonable times and upon the providing of reasonable advance notice to the Company.

9.         If not discharged or paid when due, the Collateral Agent may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Company under this Debenture, including without limitation, all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral. The Collateral Agent also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the rate of ten percent (10%) per annum from the date incurred or paid by the Collateral Agent to the date of repayment by the Company.  All such expenses shall become a part of the obligations secured by the security interest granted herein and, at the Collateral Agent's option, will be payable on demand.  Such right shall be in addition to all other rights and remedies to which the Collateral Agent may be entitled upon the occurrence of an Event of Default.

10.        The security interests set forth in this Debenture and in respect of all other Collateral shall automatically terminate and be deleted from all registers in their entirety upon (i) repayment of the Loan under each Promissory Note in full, or (ii) Conversion by all Note Holders or (iii) (if a Lender declines to convert or be repaid upon an event as defined in section 4.4 of the Promissory Note), the expiry of 12 months from the date of the request to convert or be repaid, by the Company to the declining Lender.  The Collateral Agent grants the Company an irrevocable power of attorney to execute all documents, on Collateral Agent's behalf, required to cancel registration of the security interests upon occurrence of the foregoing events.

11.        Provided that no Event of Default occurs, the Company shall continue to enjoy possession and lawful use of the Collateral, as may be necessary in the ordinary course of the Company's business.

12.          Upon the occurrence of an Event of Default prior to Conversion by a Lender Majority, the Collateral Agent shall have all rights of a secured party under applicable law with the security interest granted hereunder, in addition to all other rights and remedies including, without limitation, the following:

a.         The Lenders may declare all relevant Promissory Notes' obligations immediately due and payable, without notice or demand of any kind or nature.

b.         The Lender Majority may seek court order for the exercise of the Floating Charge and appoint a receiver (the "Receiver") to the Collateral.

c.         The Receiver may require the Company to deliver to him all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  The Receiver may require the Company to assemble, at the Company's expense, the Collateral and make it available to the Receiver at a time and place to be designated by the Receiver.  The Receiver may require the Company to allow him to enter any premises within the Company's control in order to take possession and remove the Collateral.

d.         Subject to applicable law, the Receiver shall have full power to sell, lease, transfer or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Company.  Each purchaser at any sale of the Collateral shall hold the property sold absolutely free from any claim or right on the part of the Company.  The Receiver may sell the Collateral at public auction or private sale, in entirety or in separate parcels, as approved by a court of competent jurisdiction.  The Receiver may, without notice or publication, adjourn a public or private sale of the Collateral, or cause the same to be adjourned from time to time by announcement, at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

e.         The Company shall pay all reasonable costs and expenses incurred by the Collateral Agent or the Lenders in the enforcement or exercise of any of the Collateral Agent or the Lenders' rights under this Debenture.  Such costs include, without limitation, the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral; all court costs and such additional fees as may be directed by the court; and related attorneys' fees and legal expenses.  Such costs shall become a part of the obligations secured by the security interest granted hereunder and shall be payable promptly upon demand.

f.          The Receiver may collect the payments, rents, income and revenues from the Collateral.

g.         If the Receiver chooses to sell any or all of the Collateral, the Collateral Agent or the Lenders may obtain a judgment against the Company for any deficiency remaining on the Company's obligations to Lenders hereunder after application of all amounts received from the exercise of the rights provided in this Agreement.

13.        This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent court in Jerusalem.

14.        The Company shall promptly notify the Lenders in writing of any event, which materially adversely affects the value of the Collateral.

15.        None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by the Company without the prior consent in writing of the Lenders. This Agreement shall inure to the benefit of Collateral Agent and the Lenders, their successors, assigns and representatives and shall bind the Company its successors, assigns and representatives.  Nothing contained herein shall prevent any Collateral Agent from assigning all or part of its rights hereunder upon prior written notice to the Company, provided that all of the Collateral Agent's related duties, obligations and liabilities are also delegated to such assignee; and provided further that any such assignee shall be deemed to be the "Collateral Agent" for all purposes under this Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS DEBENTURE AS OF THE DATE FIRST SET OUT ABOVE.

COMMTOUCH SOFTWARE LTD.

By: ________________

Title: _____________

XDL CAPITAL CORP.:
Signature: _____________________ By: __________________________ Title: _________________________

EXHIBIT A

TO THE DEBENTURE

Note Holders

AxcessNet Resources LLC. 1050 Winter Street (Suite 2400), Waltham MA 02451 Tel: (781)466-8888; Fax:(781)466-8822; Email:eyal@axcess-net.com

Edward B. Roberts
David Sarnoff Professor of the Management of Technology
MIT Sloan School of Management
50 Memorial Drive, E52-535
Cambridge MA 02142-1347
Tel: 617-253-4934
Fax: 617-253-2660
Email: eroberts@mit.edu

Bert Amato 364 Glencairn Avenue Toronto, Ontario M5N 1V1 Phone: (416) 488-9459 Fax:(416) 484-1409 Email: bamato@sympatico.ca	LENE L.P. c/o Lloyd E. Shefsky, General Partner 444 N. Michigan Ave. Chicago, IL 60611 Tel: 312-836-4001 Fax: 312-527-9931 Email: leshefsky@shefskyltd.com
Compugen Systems Ltd. 25 Leek Crescent Richmond Hill, ON Canada L4B 4B3 tel: 905 707-2050, 1-800-387-5045; fax: (905) 707-2020 Email: hzarek@compugen.com	Yona Hollander 19261 Phil lane Cupertino, CA 95014 Tel: 408-996-1579 Fax: 408 467 4601 yhollander@entercept.com
Delta Capital Investments Ltd. 37-41 Bedford Row London, WC1R4JH Fax 44-20-76112396 Email: delta51@attglobal.net Attn: David Teacher
KKB Ventures LLC Attn: Ken Casey 285 Musketaquid Rd. Concord,Ma. 01742 Tel: 617 320-9764 Fax: none Email: kfcasey@hotmail.com
XDL Capital Corp. 30 St. Clair Avenue West, 9th Floor, Toronto, M4V 3A1 Tel:416-250-1990 fax:416-250-6330 Email: dbennie@mobile.rogers.com

EXHIBIT B

TO THE DEBENTURE

The Collateral consists of all right, title and interest in and to all assets of the Company, including but not limited to the following:

1.         all accounts including, without limitation, all present and future rights of Company to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance and all rights to payment arising out of the use of a credit or charge card and all information contained on or for use with any such card and all records and evidences of credit card transactions (the "Accounts");

2.         all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, letter of credit rights, commercial tort claims, payment intangibles, software, supporting obligations, bankers' acceptances and guaranties;

3.         all present and future monies, securities, credit balances, deposits, deposit accounts and other property of the Company now or hereafter held or received by or in transit to  Collateral Agent, the Lenders or their affiliates or at any other depository or other institution from or for the account of the Company, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienholder or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

4.         all of the Company's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located ("Inventory");

5.         all of Company's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located ("Equipment);

6.         all of the Company's now owned and hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located, including, without limitation, securities issued by any subsidiary of the Company ("Investment Property");

7.         all of the Company's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Company with respect to the foregoing maintained with or by any other person) ("Records"); and

8.         all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

EXHIBIT "D"

Form of Warrant

Issued _______, 200_

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

Void after "________, 200"_

COMMTOUCH SOFTWARE LTD.

  WARRANT TO PURCHASE UP TO "________ [ORDINARY] SHARES

THIS CERTIFIES THAT, for value received, "_____________, a "________ company (""_______" or "Holder"), is entitled at any time prior to expiration of this Warrant to subscribe for and purchase up to "__________ shares of the fully paid and nonassessable ordinary shares, nominal value NIS 0.05, of Commtouch Software Ltd., an Israeli company (the "Company"), at the price per share equal to "___________ (such price and such other price as may result, from time to time, from the adjustments/restrictions specified in paragraph 4 hereof are collectively referred to herein as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, "Shares" shall mean the ordinary shares of the Company; "Warrant Shares" shall mean the Shares issued or issuable upon exercise of the Warrants; and "Date of Grant" shall mean "___________, 200"_.

1.         TERM.

This Warrant is exercisable, in whole or in part, at any time and from time to time on and after the Date of Grant through "______, 200"__[fifth anniversary of Date of Grant].

2.         METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

(a)     The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (i) by the payment to the Company, by check, of an amount equal to the Warrant Price per Share multiplied by the number of Shares then being purchased.

(b)     In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof within ten business days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the securities, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such ten-day period. Upon the effective date of such purchase, the holder shall be deemed to be the holder of record of the securities, notwithstanding that certificates representing the securities shall not then be actually delivered to such holder or that such securities are not then set forth on the stock transfer books of the Company.

(c) In lieu of exercising this Warrant by payment of cash or check, and provided that applicable law so allows, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) at any time after the date hereof during the term hereof, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion in the form of Exhibit B annexed hereto, in which event the Company shall issue to Holder a number of Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	the number of Shares to be issued to Holder;
	Y	=	the number of Shares for which the Warrant is being exercised;
	A	=	the fair market value of one Share; and
	B	=	the Exercise Price.

For purposes of this Section 2(c), the fair market value of the Shares shall mean the price determined by the Company's Board of Directors, acting in good faith, upon a review of all relevant factors; provided, however, that (i) where there exists a public market for the Company's Shares at the time of such exercise, the fair market value per Share shall be the average of the closing bid and asked prices of the Shares quoted in the Over-The-Counter- Market Summary or the last reported sale price of the Shares or  the closing price quoted on the Nasdaq SmallCap or National Market on which the Shares are listed for the five (5) days prior to the date of determination of fair market value,  or (ii) upon the exercise of this Warrant concurrently with the closing of the sale, lease, distribution or other disposition of all or substantially all of the assets of the Company or all or substantially of the Company's share capital including a merger or consolidation of the Company with or into any other entity or entities, or any other corporate reorganization, where the shareholders of record as constituted immediately prior to such event do not retain, immediately after such event, as a result of or in exchange for their equity in the Company at least a fifty percent (50%) interest in the successor entity (a "Sale"), the per share price to be received by the holders of Shares. Exercise of this Warrant concurrently with the closing of a Sale, made be made conditional on the closing of such Sale.

3.         SHARES FULLY PAID; RESERVATION OF SHARES.

(a)     All securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, preemptive rights and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

(b)     The Company will not, by amendment of its memorandum or association or articles of association, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrant Holder under the Warrants against such willful actions.  Without limiting the generality of the foregoing, the Company:  (i) will not set nor increase the par or nominal value of any Warrant Shares above the amount payable therefor upon such exercise, and (ii) will take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.

4.         ADJUSTMENTS.

The maximum number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price shall be adjusted if any of the following events occur before the holder's exercise of this Warrant:

 (a)    Distributions, Share Dividends and Splits.

(i)         In case the Company declares a dividend (whether ordinary or extraordinary) or other distribution payable in Shares or subdivides its Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of Shares purchasable upon exercise of this Warrant shall be adjusted so that the holder thereof shall be entitled to receive the kind and number of shares or the other securities of the Company that the holder would have owned or have been entitled to receive after the happening of any of the events described in this paragraph (a)(i) had the Warrant Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

(ii)        In the case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company after the date hereof, or in case, after such date, the Company shall consolidate with or merge with or into another corporation or convey all or substantially all of its assets to another corporation or other entity, then, in each such case, Warrant Holder, upon any exercise of this Warrant, at any time after the consummation of such reclassification, change, reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance if Warrant Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section, and the successor or purchasing corporation or other entity in such reclassification, change, reorganization, consolidation, merger or conveyance (if not the Company) shall duly execute and deliver to Warrant Holder a supplement hereto acknowledging such corporation's or entity's obligations under the Warrants; and in each such case, the terms of the Warrants (including the exercisability, transfer and adjustment provisions of the Warrants) shall be applicable to the shares of stock or other securities or property receivable upon the exercise of the Warrants after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance.

(iii)       An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision. If, as a result of an adjustment made pursuant to this paragraph (a), the holder after exercise shall become entitled to receive shares of two or more classes of capital stock or Shares and any other class of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the holder promptly after such adjustment) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or Shares and such other classes of capital stock.

(iv)       In the case of any adjustment in the number of Warrant Shares receivable upon the exercise of the Warrants pursuant to the terms hereof, the chief financial officer of the Company shall promptly thereafter compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.  The Company will provide copies of such certificate to Warrant Holder in the manner provided for notices hereunder.

(v)        In case, at any time during the term of this Warrant, the Company shall declare a cash dividend upon its Ordinary Shares payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Ordinary Shares, shares of its share capital (other than Ordinary Shares), or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Ordinary Shares or other securities of the Company convertible into or exchangeable for Ordinary Shares), then, in each such case, immediately following the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Ordinary Shares minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one Ordinary Share, and of which the denominator shall be such Current Market Price.  For the purpose of any computation pursuant to this Section, the Current Market Price at any date of one Ordinary Share shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period).  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Ordinary Shares is listed or admitted to trading or as reported by Nasdaq (or if the Ordinary Shares is not at the time listed or admitted for trading on any such exchange or if prices of the Ordinary Shares are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Ordinary Shares are not traded in such manner that the quotations referred to in this clause (v) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or if Holder disputes in writing any determination so made by the Company's Board of Directors within 30 days of being informed of such determination, by a nationally recognized independent investment banking or accounting firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking or accounting firm selected by the American Arbitration Association in accordance with its rules).

(b)     Record Date. In case the Company shall take a record of the holders of its Shares for the purpose of determining holders entitled to receive a dividend or other distribution payable in Shares, then such record date shall be considered to be the date of the issue or sale of the Shares related to such dividend or distribution.

(c)     Stock Combinations. In case the Company shall combine all of the outstanding Shares into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(d)     Fractional Shares. No fractional Warrant Shares shall be issued upon the exercise hereof. Upon exercise by any holder, such holder shall be entitled to receive the aggregate full number of Shares which the holder may receive upon exercise.

(e)     The adjustment to the number of Shares issuable upon the exercise hereof and the adjustments to the Warrant Price described in this Section 4 shall be made each time any event listed in this Section 4 occurs.

(f)      If any event occurs of the type contemplated by the provisions of this Section 4, but not expressly provided for by such provisions or definition, then the Company's Board of Directors in its reasonable judgment shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Warrant Holder.

5.         COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFER; REPRESENTATIONS.

Holder hereby represents and warrants that:

(a)     Purchase Entirely for Own Account.  This Warrant and the Warrant Shares issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same, provided that nothing in this section shall constitute an agreement by the Lender to hold or refrain from disposing of the Warrant Shares for any amount of time, provided that any transfer, sale or other disposition of the Warrant Shares shall comply in all respects with the requirements of the Securities Act and similar provisions of state law.  Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities.

(b)     Investment Experience.  Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant.  Holder also represents it has not been organized for the purpose of acquiring this Warrant.

(c)     Accredited Investor.  Holder is (a) an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

(d)     Restricted Securities.  Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended ("the Securities Act") only in certain limited circumstances.  In this connection, Holder represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(e)     Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Warrant Shares: (i) unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act. The Company may require an opinion of counsel in form and substance reasonably acceptable that such registration is not required.

(f)      Authorization. If the holder is not a natural person, the holder hereby represents that its acceptance of this Warrant has been authorized on its behalf by all appropriate limited liability company, corporate or partnership action.

(h)     Legend. This Warrant and all Shares issued upon exercise of this Warrant(unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied.  Subject to the foregoing transfer restrictions set forth in this Section, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Holder.

(i)      Notwithstanding the foregoing, the restrictions imposed upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant or any particular shares of capital stock when, (i) such Warrant or Warrant Shares shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (ii) counsel for Holder provides an opinion, in form and substance reasonably satisfactory to the Company (or in lieu of an opinion of counsel, Holder provides the Company with other evidence satisfactory to the Company), that such restrictions are no longer required in order to ensure compliance with the 1933 Act.  If and whenever the restrictions imposed hereunder shall terminate as to this Warrant (or to any Warrant Shares) as hereinabove provided, Holder may and the Company shall, as promptly as practicable upon the request of Holder and at the Company's expense, cause to be stamped or otherwise imprinted upon this Warrant or such shares of capital stock a legend in substantially the following form:

"The restrictions on the transferability of [this] [these] [Warrant] [securities] terminated on _______________, _____, and are of no further force or effect"

or take such other action as to effectively remove the restrictions on the transferability of the Warrant and the Warrant Shares.

Any Warrant issued upon the split-up, combination, exchange, substitution, transfer or loan of the Warrants entitled to bear such legend shall have a similar legend endorsed thereon.  Whenever the restrictions imposed hereunder shall terminate as to any Warrant or as to any shares of capital stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company without expense, a new Warrant or new shares of capital stock not bearing the restrictive legend set forth hereon or above, respectively.

(j)      The Company shall cause all Warrant Shares covered by a valid registration statement to be listed on any securities exchange upon which the Shares are then listed.

6.         RIGHTS OF SHAREHOLDERS.

No holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends until the Warrant or Warrants shall have been exercised and the Shares shall have become deliverable, as provided herein.

7.         PIGGY-BACK REGISTRATION RIGHTS

(a)     The Company shall notify Warrant Holder in writing at least fifteen (15) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford Warrant Holder an opportunity to include in such registration statement all or any part of the Warrant Shares issued or reserved for issuance to Warrant Holder upon exercise of this Warrant.  If Warrant Holder desires to include in any such registration statement all or any part of such Warrant Shares, Warrant Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Warrant Shares Warrant Holder wishes to include in such registration statement.  If Warrant Holder decides not to include all of the shares of Ordinary Shares issued or reserved for issuance to Warrant Holder upon the exercise of this Warrant in any registration statement thereafter filed by the Company, Warrant Holder shall nevertheless continue to have the right to include any such Warrant Shares any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The Company will cooperate with Warrant Holder to facilitate its distribution of Warrant Shares pursuant to any such registration statement.

(b)     The Company agrees to indemnify and hold harmless Warrant Holder and its directors, officers, employees, agents, partners, members, controlling persons and affiliates from and against any expenses, losses, claims, damages or liabilities they may incur arising out of any untrue or alleged untrue statement of material fact contained in such registration statement, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation of the 1933 Act or the Securities Exchange Act of 1934, as amended, in connection therewith, provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or amendment thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder specifically for use in the preparation thereof. Provided that Warrant Holder is entitled to indemnification hereunder, the Company will reimburse Warrant Holder and its directors, officers, employees, agents, controlling persons and affiliates for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)     All expenses incurred by the Company in complying with Section 7(a) (other than the underwriter's discounts and commissions), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws (except for blue sky expenses required by law to be borne by sellers), expense allowances of the underwriters, printing expenses, fees and disbursements of counsel or other advisor to the Company, and of the accountants to Company, are herein called "Registration Expenses." All fees and expenses of counsel for any selling Warrant Holder and all underwriting discounts and commissions applicable to the eligible securities covered by any such registration, are herein called "Selling Expenses."

(d)     The Company shall pay all Registration Expenses in connection with each registration pursuant to Section 7(a).  All Selling Expenses and blue sky expenses required by law to be borne by sellers in connection with each registration pursuant to Section 7(a) shall be borne by the seller or sellers therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon.  In the event of any dispute as to how Selling Expenses are allocated, the Company shall be entitled to apportion the expenses in a reasonable manner between the various sellers.

(e)     The piggy-back registration rights granted in this Section 6 are in addition to, and not in lieu of, any other registration rights the Holder may have by virtue of other contractual arrangements with the Company.

8.         GOVERNING LAW.

The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of California.

9.         MISCELLANEOUS.

The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail or recognized commercial courier service, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

_______, 200"_                                     COMMTOUCH SOFTWARE LTD.

                                                            ____________________________________
                                                            Gideon Mantel, Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:        COMMTOUCH SOFTWARE LTD.

1.       The undersigned hereby elects to purchase ___________ Shares of Commtouch Software Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

2.          The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

3.       Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                        _________________________________
                                     (Name)

                        _________________________________
                        _________________________________

                                    (Address)

                                             ___________________________________
                                             Name of Warrant holder

                                               ___________________________________
                                             Signature of Authorized Signatory

                                               ___________________________________
                                             Print Name and Title

                                               ___________________________________
                                             Date

EXHIBIT B
NOTICE OF CONVERSION

TO:     COMMTOUCH SOFTWARE LTD.

1.       The undersigned hereby elects to convert the attached Warrant into such number of Ordinary Shares (the "Shares") of Commtouch Software Ltd. as is determined pursuant to Section 2(c) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2.       Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

(Address)

(Address)

3.       The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)                                                                     (Signature)

                                                                               (Print Name)